Exhibit 24.3

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                                 (614) 766-1459 FAX






December 16, 1996



Re: Valuation Appraisal of Hemlock Federal Financial Corporation/ Hemlock Federal Bank for Savings
         Oak Forest, Illinois


         We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Conversion on Form AC to be filed with the Office of Thrift Supervision and the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus, in the said Form AC and in the said Form S-1 and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.



by: /s/ Michael R. Keller
    ---------------------
    Michael R. Keller
    President